NICOR Inc.
                                                    Form 10-K
                                                    Exhibit 10.19

                1996 LONG-TERM INCENTIVE PROGRAM


At the January 1996 meeting of the Compensation Committee, the Committee approved the 1996 Long-Term Incentive Plan.
Participants and awards will be proposed for approval at the May meeting of the Committee. Shown below is a full description of the proposed Long-Term Plan for 1996.

Summary of 1996 Long-Term Incentive Program

- Combination of Stock Options (SOs) and Dividend Performance
  Units (DPUs).

  -  Annual grants of both, generally on a one-for-one basis.

  - Nothing prevents the Committee from granting either freestanding stock options or dividend performance units.

- SOs have a ten-year term and would vest after three years.

- DPUs would accumulate dividend equivalents over at least a three-year period, and would pay out based on total shareholder return over the period.

- SOs and DPUs would be freestanding.

- The company will also continue to make selected use of restricted stock.

Description of Stock Options

- Option exercise price set at fair market value on date of grant.

- Options vest after three years (100% in year three).

- Options expire ten years from date of grant.

- Options can be NQSOs or ISOs; NICOR plans to grant NQSOs in 1996.

Description of Dividend Performance Units

- Each dividend performance unit accumulates all of the dividends paid on one share of NICOR stock during the three-year period. As an example, if NICOR's annual dividend grows at $0.02 per year from its current level of $1.28, each unit would be worth $3.885 at the end of three years:



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                      Annual Dividend            Cumulative
      Year              As of April          Dividend Unit Value
      1994               $1.26                    -
      1995               $1.28                   $1.275
      1996               $1.30                   $1.295
      1997               $1.32                   $1.315

- Accrued dividend equivalents are not reinvested in company stock, nor is any interest paid on accrued dividends.

- Dividend performance units accumulate no additional value after the end of the three-year period.

- Dividend performance units will pay out in cash.

How Dividend Performance Unit Payouts are Determined

- All dividend performance units pay out at the end of at least three years.

- The payout is modified by a performance multiplier which ranges from 0 to 1.5.

- The multiplier is based on NICOR total shareholder return
  (TSR) over the performance period, as compared to the performance of a utility industry peer group (S&P utility group).

- The following schedule shows the proposed dividend performance unit multiplier schedule:

                    Dividend Performance Unit
                       Multiplier Schedule

            NICOR TSR Performance
            Percentile Relative        Dividend Performance Unit
            To S&P Utility Group           Payout Multiple

         75th Percentile or Higher           1.5   X
              60th Percentile                1.0   X
              50th Percentile                0.75  X
              40th Percentile                0.5   X
              25th Percentile                0.25  X
         Below 25th Percentile               0     X

- If NICOR total shareholder return for the performance period is negative, the dividend performance unit payout multiple will be zero.



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Termination Provisions

In the case of death, disability or retirement:

- Non-vested options and dividend performance units held for more than one year (as of the date of death, disability or retirement) will vest and/or pay out in full.

- The full number of dividend performance units will pay out at the end of the performance cycle, based on the normal per-unit performance/pay out guidelines.

- Vested options will remain exercisable for three years after the date of death, disability or retirement.

- The Compensation Committee can override these provisions at its discretion.

In the case of termination of employment for any other reason, there will be no accelerated vesting of unvested options and dividend performance units. Vested options will remain exercisable for three months after the date of termination. The Compensation Committee can override these provisions at its discretion.

                                        NICOR Human Resources
                                            January 1996